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                              AMSCAN HOLDINGS, INC.

                                WARRANT AGREEMENT

                           Dated as of August 6, 1998



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            WARRANT AGREEMENT (the "Agreement") dated as of August 6, 1998, between AMSCAN HOLDINGS, INC., a Delaware corporation (the "Company"), and the Garry Kieves Retained Annuity Trust (the "Warrantholder").

            WHEREAS, the Company proposes to issue an aggregate of 10 Warrants (the "Warrants"), each Warrant entitling the holder thereof to purchase one share of common stock, par value $.10 per share, of the Company (collectively the "Securities") (as used hereinafter, the term "Shares" refers to the Company's Securities and to equity shares or equity interests in the Company or any other equity security of or equity interests in any other class into which such Securities may hereafter be changed);

            WHEREAS, the Company proposes to issue the Warrants to the Warrantholder as a portion of the aggregate consideration for the sale by the Warrantholder of a portion of all of the capital stock of Anagram International, Inc. and certain related companies to the Company pursuant to the Stock Purchase Agreement, dated as of the date hereof, by and among the Company, the Warrantholder and certain other parties listed on the signature pages thereto (the "Stock Purchase Agreement"); and

            WHEREAS, on the date hereof, the Warrantholder is entering into the Stockholders' Agreement, dated as of December 19, 1997, as amended as of the date hereof, with the Company and certain stockholders of the Company (the "Stockholders' Agreement"), and the Warrants and the Shares issuable upon exercise of the Warrants shall be subject to the terms of, and the Warrantholder shall be entitled to certain rights and subject to certain obligations under, the Stockholders' Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            SECTION 1. Warrant Certificates. The Warrant Certificates (and the Form of Exercise attached thereto) shall be substantially in the form set forth in Exhibit A attached hereto (the "Warrant Certificates"). The Warrant Certificates may have such letters, numbers or other marks of identification and such legends printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, or to conform to usage.

            SECTION 2. Execution and Countersignature of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President or a Vice President and attested under the corporate seal by its Secretary or an Assistant Secretary. The signature of any such officer on any Warrant Certificate may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals, or any of them, ceased to be such officers subsequent to the execution thereof or were not such officers at the date of this Agreement.

            SECTION 3. Initial Issuance of Warrant Certificates. The Company shall, concurrently with the "Closing" under the Stock Purchase Agreement, and conditioned upon such Closing, issue and deliver to the Warrantholder a Warrant Certificate representing the number of Warrants and registered in the name of the Warrantholder.

            SECTION 4. Registration; Transfers. Warrant Certificates shall be registered in the name of the Warrantholder. This Warrant Certificate and the Warrants evidenced hereby are personal to the Warrantholder and, without prior written consent of the Company, shall not be assignable or otherwise transferable by the Warrantholder otherwise than (i) by will or the laws of descent and distribution or by a distribution of the Warrants from the Warrantholder to the trust beneficiary of the Warrantholder or (ii) pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and subject in any such case to the assignee, transferee or distributee agreeing in writing to be bound by and become a party to this Agreement and the Stockholders' Agreement as if such assignee, transferee or distributee was the Warrantholder thereunder.

            SECTION 5. Duration and Exercise of Warrants; Company to
Reaffirm Obligations. The Warrants shall expire at 5:00 p.m., New York City time, on the tenth anniversary of the date of this Agreement (the "Expiration Date"). Each Warrant may be exercised, in whole and not in part, on any business day on or prior to 5:00 p.m., New York City time, on the Expiration Date, at which time unexercised Warrants will become wholly void and of no value.

            Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Share at the exercise price (the "Exercise Price") at the time in effect hereunder, upon surrender to the Company, at its principal executive offices, of the Warrant Certificate evidencing such Warrant, with the Form of Exercise attached thereto duly completed and signed, and upon payment of the Exercise Price in lawful money of the United States of America by certified check payable to the order of, or by wire transfer to, the Company provided, however, that payment of the Exercise Price upon such exercise in connection with or following a Public Offering (as defined in Section 6) may also be made by delivery by the Warrantholder of Shares having a "current market price" (determined as provided in subsection (e) of Section 12) equal to such Exercise Price, and, if requested by the Company, the amount of any required federal, state, local or foreign withholding taxes. The Exercise Price, as of the initial issuance of the Warrants, shall be $125,000 per Share. The Exercise Price and the number of Shares purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 12. No adjustments shall be made for any cash dividends on Shares issuable on the exercise of a Warrant, except as provided in Section 12.

            Subject to Section 8, upon such surrender of a Warrant Certificate (with the Form of Exercise being duly completed and executed) and payment of the Exercise Price at the time in effect hereunder, the Company shall issue and deliver, or if there is a transfer agent for the Shares, request the transfer agent to issue and deliver, to or upon the written order of the registered holder of such Warrant Certificate and in the name of the registered holder of the Warrant Certificate, a certificate for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Following such surrender, the


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surrendered Warrant Certificate shall be cancelled. Such certificate for the
Share or Shares shall be deemed to have been issued and the registered holder of the Warrant or Warrants being exercised shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

            The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part only (but only in whole numbers of Warrants) of the number of Warrants evidenced by the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

            SECTION 6. Exercise upon Public Offering. The Company shall have the right to repurchase for cash the Warrants in whole and not in part at or prior to (but in connection with) the consummation of a public offering or offerings of Shares with gross proceeds to the Company in the aggregate of at least $50 million (a "Public Offering") if the Public Offering is the Company's initial public offering and the underwriter in the Public Offering deems it required that the Company exercise such right to promote the success of the Public Offering. The price at which the Company will repurchase the Warrants under this Section 6 shall be the excess of the public offering price in the Public Offering over the then Exercise Price of the Warrants. The Company may exercise such right by delivering to Warrantholder a written notice no more than 60 and no less than 10 days prior to the consummation of the Public Offering. Such notice shall set forth the expected date of consummation of the Public Offering. Following delivery of such notice, the Warrantholder shall take all reasonable actions requested by the Company consistent therewith, including execution of appropriate repurchase documentation.

            SECTION 7. Warrantholder's Covenants. The Warrantholder hereby agrees that such Warrantholder shall not offer to sell, transfer or distribute the Warrants except in compliance with all applicable state and federal securities laws and in accordance with the terms of the Stockholders' Agreement and this Agreement, including Section 4 hereof.

            SECTION 8. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of Shares or other securities upon the exercise of any Warrant; provided, however, that the Company shall not be required to pay any tax or taxes or governmental charges which may be payable in respect of any transfer involved in the issuance of any certificates for Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, which is only permitted in accordance with Section 4 hereof, and the Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax, taxes or charges or shall have established to the satisfaction of the Company that such tax, taxes or charges have been paid or are not payable.

            SECTION 9. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and


                                      -4-

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substitution for and upon cancellation of such Warrant Certificate, if mutilated, a new Warrant Certificate representing an equivalent number of Warrants, and, in the case of any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing the same number of Warrants evidenced by the Warrant Certificate lost, stolen or destroyed upon receipt of evidence of such loss, theft or destruction reasonably satisfactory to the Company and, if requested by the Company, upon receipt of a duly executed indemnification agreement or bond of indemnity reasonably satisfactory to the Company.

            SECTION 10. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants.

            The Company covenants that all Shares that may be issued upon the exercise of Warrants will, upon issuance, be (to the extent the following terms are applicable to the forms of such Shares at such time) validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issue thereof. In furtherance of the provisions of this Section 10, in the case of any adjustment to the Exercise Price or the number or type of Shares for which the Warrants are exercisable, the Company and each holder of Warrants agree to cooperate to provide for reasonable alternative arrangements.

            SECTION 11. Obtaining of Governmental Qualifications. The
Company will in good faith and as expeditiously as possible take all action which may be necessary to obtain and keep effective any and all registrations, qualifications, permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws, necessary in connection with the issuance, distribution and transfer of Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of Shares upon exercise of Warrants, in each case to the extent such actions are in compliance with all applicable state and federal securities laws, the Stockholders' Agreement and this Agreement, including Section 4 hereof.

            SECTION 12. Adjustment of Exercise Price; Number of Shares Purchasable and Number of Warrants. The Exercise Price and either the number or kinds of Shares purchasable upon the exercise of each Warrant or the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 12.

            (a) In case the Company shall at any time after the date of this Agreement declare a Share dividend or other distribution on the Shares in Shares, the Exercise Price in effect at the opening of business on the day following the date fixed for determination of shareholders entitled to receive such dividend or other distribution shall be reduced to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Shares outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of Shares outstanding at the close of business on the date fixed for such determination and the total number of Shares constituting


                                      -5-

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such dividend or distribution, such reduction to become effective immediately as of the opening of business on the day following the date fixed for such determination. For purposes of this subsection (a) of this Section 12, the number of Shares at any time outstanding shall not include Shares held in the treasury of the Company (unless the Company pays such dividend or makes such distribution on Shares held in the treasury of the Company) but shall include Shares issuable in respect of scrip certificates issued in lieu of fractional Shares, if any.

            (b) In case the outstanding Shares shall be subdivided, split or otherwise converted into a greater number of Shares, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision, split or conversion becomes effective shall be proportionately reduced, and, conversely, in case the outstanding Shares shall each be combined into a smaller number of Shares, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately as of the opening of business on the day following the day upon which such subdivision, split or conversion or combination becomes effective.

            (c) In case the Company shall, by dividend or otherwise, distribute to all holders of Shares evidences of its indebtedness or assets (including securities, but excluding any regular periodic dividend paid in cash and any dividend or distribution referred to in subsection (a) of this Section 12; and further excluding distributions of its assets referred to in subsection (j) of this Section 12), the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Shares entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the current market price per Share (determined as provided in subsection (e) of this Section 12) on the date fixed for such determination, less the then fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive) of the portion of assets or evidences of indebtedness so distributed applicable to one Share, and the denominator of which shall be such current market price per Share, such adjustment to become effective immediately as of the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

            (d) The reclassification of Shares into a different number of Shares or into other property or assets including securities other than Shares shall be deemed to involve (i) a subdivision or combination, as the case may be, of the number of Shares outstanding immediately prior to such reclassification into the number of Shares outstanding immediately thereafter and, to the extent applicable, shall be governed by subsection (b) of this Section 12 and/or, without duplication, (ii) a distribution of such other property or assets which, to the extent applicable, shall be governed by subsection (c) of this Section 12.

            (e) For the purpose of any computation under subsection (c) of this
Section 12, the current market price per Share on any date shall be deemed to be the average of the closing prices per Share for the 20 consecutive trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such


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reported sale takes place on such day, the average of the reported closing bid and asked prices regular way for such day, in either case on the New York Stock Exchange (the "NYSE"), or, if the Shares are not listed or admitted to trading on the NYSE, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the Nasdaq National Market (the "NNM") or on the principal national securities exchange on which the Shares are listed or admitted to trading, or if the Shares are not listed or admitted to trading on the NNM or on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by Nasdaq or any comparable system, or if not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the board of directors of the Company for that purpose. If the Shares are not publicly traded at such time, or such prices are not available, the market price per share shall be determined in the same manner as the determination of "Fair Market Value" under the Stockholders' Agreement with respect to the Kieves Parties (as defined therein).

            (f) No adjustment in the Exercise Price shall be required pursuant to subsections (a) through (d) of this Section 12 unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (f) of this Section 12 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or the nearest one-ten-thousandth of a Share, as the case may be.

            (g) In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Warrantholder shall become entitled to receive any shares of the Company other than Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 12 and Sections 6, 8, 10, 11 and 13 with respect to the Shares shall apply on the like terms to any such other shares.

            (h)   Upon each adjustment of the Exercise Price pursuant to this
Section 12, each Warrant outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at the adjusted Exercise Price per Share, an adjusted number of Shares determined (to the nearest one-ten-thousandth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment; provided, however, that the Company may elect, in substitution for the adjustment in the number of Shares pursuant to this subsection (h) of this Section 12 to adjust the number of Warrants pursuant to subsection (i) of this Section 12.

            (i) In substitution for any adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in subsection (h) of this
Section 12, the Company


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may elect to adjust the number of Warrants so that each Warrant outstanding after such adjustment in number of Warrants shall be exercisable for one Share. If the Company so elects, each Warrant held of record immediately prior to such adjustment of the number of Warrants shall become that number of Warrants determined (to the nearest one-ten-thousandth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The Company shall give notice to the Warrantholder of its election to adjust the number of Warrants, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made in the number of Warrants. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the earlier of the public announcement or notice to the holders of Warrants. Upon each adjustment of the number of Warrants pursuant to this subsection (i) the Company shall, as promptly as practicable, cause to be distributed to the Warrantholder on such record date Warrant Certificates evidencing, subject to Section 13, the additional Warrants to which the Warrantholder shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by the Warrantholder prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which the Warrantholder shall be entitled after such adjustment. Warrant Certificates to be so distributed may, at the option of the Company, bear the adjusted Exercise Price and shall be registered in the names of the Warrantholder on the record date specified in the public announcement.

            (j) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its properties or assets (including pursuant to a liquidation) to, any person or group of persons (other than a merger or consolidation which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares), then, upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Warrantholder would have owned immediately after the consolidation, merger, transfer or lease if the Warrantholder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of a merger or consolidation transaction referred to in the immediately preceding sentence, the Company shall require that the corporation formed by or surviving any such transaction, if other than the Company, shall enter into a supplemental Warrant Agreement so providing and further providing for (1) adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 12 and (2) the assumption of all of the Company's obligations and responsibilities under this Agreement pursuant to subsection (n) of this Section 12. Concurrently with the consummation of a transfer or lease of all or substantially all of the properties or assets of the Company (including pursuant to a liquidation) referred to in the first sentence of this subsection (j) of this Section 12, the Company shall make adequate provision for the ability of the Warrantholder to receive the consideration to which the Warrantholder is entitled under this subsection (j) of this Section 12.


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            (k)  Except as provided in this Section 12, no adjustment in respect of any dividends or distribution on the Shares shall be made during the term of a Warrant or upon the exercise of a Warrant.

            (l) Irrespective of any adjustments in the Exercise Price, the number or kind of shares purchasable upon the exercise of the Warrants or the number of Warrants outstanding, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per Share, number and kind of Shares and number of Warrants as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

            (m) Anything in this Section 12 to the contrary notwithstanding, the Company, in its sole discretion, may make such reductions in the Exercise Price, in addition to those adjustments required by this Section 12, as it considers to be advisable in order that any event occurring in respect of, or relating to, the Warrants or the Shares shall not be taxable to the holders thereof.

            (n) Notwithstanding anything contained in this Agreement to the contrary, the Company will not effect any merger or consolidation transaction described in subsection (j) of this Section 12 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of any Warrant as provided herein shall assume, by written instrument delivered to the Warrantholder, (1) the obligations of the Company under this Agreement, and (2) the obligation to deliver to the Warrantholder such shares of stock, securities, cash or property as, in accordance with the provisions of this Agreement, the Warrantholder may be entitled to receive.

            SECTION 13. Fractional Warrants and Fractional Shares. (a)
The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to the Warrantholder pursuant to subsection (i) of
Section 12 or distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants or Warrant Certificates, at the Company's option, there shall be paid to the registered holders of Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value (as defined below) of a whole Warrant on the day immediately prior to the date on which such fractional Warrant otherwise would have been issuable. For purposes of this subsection (a) of Section 13, the "current market value" of a Warrant on any day shall be the fair market value of the Warrants on such day, as determined in good faith by the board of directors of the Company. Such determination shall be conclusive, absent manifest error.

            (b) The Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute Share certificates which evidence fractional Shares. In lieu of fractional Shares, at the Company's option, there shall be paid to the registered holders of Warrant Certificates at the time such Warrants are exercised an amount in cash equal to the same fraction of the current market price per Share as determined pursuant to subsection (e) of
Section 11 hereof on the day immediately prior to the date of such exercise.


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

            SECTION 14. Stockholders' Agreement. Notwithstanding anything in this agreement to the contrary, it shall be a condition to receiving any Shares upon exercise of this Warrant or upon subsequent transfer of Shares received upon exercise of this Warrant, that the intended holder of those shares become a party to the Stockholders' Agreement prior to any such exercise or transfer.

            SECTION 15. Notices to the Warrantholder. In the case of any adjustment of the Exercise Price, or the number or kind of shares purchasable upon exercise of a Warrant or the number of Warrants outstanding pursuant to
Section 12, the Company within 5 business days thereafter shall cause notice of such adjustment to be mailed by first-class mail, postage prepaid (or by overnight courier), to the Warrantholder. Where appropriate, such notice may be mailed in advance and included as a part of any notice required to be mailed under any other provision of this Agreement.

            SECTION 16. Certificates. Shares issuable upon the exercise of this Warrant shall be evidenced in such manner as the Company may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of this Warrant shall be registered in the name of the Warrantholder and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable thereto, substantially in the forms provided for in the Stockholders' Agreement. Such shares may bear other legends to the extent the Company determines it to be necessary or appropriate.

            SECTION 17. Rights of the Warrantholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Warrantholder the right to vote or receive dividends or distributions or to be deemed for any purpose the holder of Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Warrant or Warrants evidenced by the Warrant Certificates, nor shall anything contained herein or in the Warrant Certificates be construed to confer upon the Warrantholder, as such, any of the rights of a holder of Shares of the Company or any right to vote upon any matter submitted to holders of Shares at any meeting thereof, or to give or withhold consent to any action (whether upon any recapitalization, issue of stock (or other securities), reclassification of stock (or other securities), change of par value (if such term applies to such Shares at such time), consolidation, merger, sale, transfer or disposition or otherwise) or, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by the Warrant Certificates shall have been exercised as provided herein.

            SECTION 18. Benefits of This Agreement. Nothing in this
Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

            SECTION 19. Notices to Company and Registered Holders. Any notice pursuant to this Agreement to be given by the registered holder of any Warrant Certificate to the

Company shall be in writing and be sufficiently given if delivered or sent by first-class mail, postage prepaid, addressed to the Company as follows:

                  Amscan Holdings, Inc.
                  80 Grasslands Road
                  Elmsford, New York  10523
                  Attention:  Corporate Secretary

            With a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  Mitchell S. Presser

(or to such other address as such entities may have furnished in writing to the registered holders for this purpose).

            Any notice pursuant to this Agreement to be given to any registered holder of any Warrant Certificate shall be in writing and be sufficiently given, except as otherwise provided in Section 15, if delivered or sent by first-class mail, postage prepaid, addressed to such holder as his address appears on the Warrant Register (or to such other address as such holder may have furnished in writing to the Company for this purpose).

            SECTION 20. Supplements and Amendments. This Agreement may be supplemented or amended only in a writing signed by the Company and all registered holders of Warrants at the time such writing is signed.

            SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

            SECTION 22. Termination.  This Agreement shall terminate at
5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised.

            SECTION 23. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

            SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            SECTION 25. Effectiveness. The effectiveness of this
Agreement is contingent upon the consummation of the "Closing" under the Stock Purchase Agreement. If such Closing does not occur, this Agreement shall have no effect and shall be void ab initio without any party hereto having any liability to any other party hereto (provided that the foregoing shall not limit the rights of the parties thereto under the Stock Purchase Agreement).

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                                    AMSCAN HOLDINGS, INC.




                                       By:/s/James M. Harrison
                                       Name:    James M. Harrison
                                       Title:   President










                                    GARRY KIEVES RETAINED ANNUITY TRUST
                                             dated December 30, 1992


                                       By:/s/Michaela Graeb
                                       Name:    Michaela Graeb
                                       Title:   Co-Trustee


                                       By:/s/James Plutt
                                       Name:    James Plutt
                                       Title:   Co-Trustee


                                       By:/s/Ralph Strangis
                                       Name:    Ralph Strangis
                                       Title:   Co-Trustee

                                                                       EXHIBIT A


THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO A WARRANT AGREEMENT WHICH FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THE WARRANTS. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES PURCHASABLE UPON EXERCISE OF THE WARRANTS ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDERS' AGREEMENT, DATED AS OF DECEMBER 19, 1997, AS AMENDED FROM TIME TO TIME (THE "STOCKHOLDERS' AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS WARRANT. NO TRANSFER OF THE WARRANTS OR THE SHARES PURCHASABLE UPON EXERCISE OF THE WARRANTS WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS' AGREEMENT.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES PURCHASABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY ARE PERSONAL TO THE HOLDER AND, WITHOUT PRIOR WRITTEN CONSENT OF THE COMPANY, SHALL NOT BE ASSIGNABLE OR OTHERWISE TRANSFERABLE BY THE HOLDER OTHERWISE THAN (I) BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION OR BY A DISTRIBUTION OF THE WARRANTS FROM THE WARRANTHOLDER TO THE TRUST BENEFICIARY OF THE WARRANTHOLDER OR (II) PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER (AS DEFINED IN THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), AND SUBJECT IN ANY SUCH CASE TO THE ASSIGNEE, TRANSFEREE OR DISTRIBUTEE AGREEING IN WRITING TO BE BOUND BY AND BECOME A PARTY TO THE STOCKHOLDERS' AGREEMENT AS IF SUCH ASSIGNEE, TRANSFEREE OR DISTRIBUTEE WAS THE HOLDER THEREUNDER.

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

                                EXERCISABLE ONLY
                      ON OR BEFORE ______________ __, 2008


No. W-                                                     _____________Warrants

                               WARRANT CERTIFICATE

                              AMSCAN HOLDINGS, INC.

            This Warrant Certificate certifies that_______________, or registered assigns, is the registered holder of __________ Warrants (the "Warrants") expiring______________ __, 2008 to purchase shares of voting common stock, par value $.10 per share ("Shares"), of AMSCAN HOLDINGS, INC., a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company, on or before 5:00 p.m., New York City time on ______________ __, 2008, one fully paid and nonassessable Share of the Company at the exercise price (the "Exercise Price") at the time in effect under the Warrant Agreement dated as of______________ __, 1998 (the "Warrant Agreement") ($125,000 per Share, at the time of the initial issuance of the Warrants), payable in lawful money of the United States of America or in securities as permitted under the Warrant Agreement, upon surrender of this Warrant Certificate and payment of such Exercise Price at the principal executive offices of the Company, but subject to the conditions set forth herein and in the Warrant Agreement; provided, however, that the number or kind of Shares (or in certain events other property) purchasable upon exercise of the Warrants, the number of Warrants evidenced hereby and the Exercise Price referred to herein may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement. Payment of the Exercise Price shall be made by certified check payable to the order of, or by wire transfer to, the Company, or, to the extent permitted by the Warrant Agreement, by delivery by the holder of the Warrants of Shares having a "current market price" (determined as provided in subsection (e) of Section 12 of the Warrant Agreement) equal to the Exercise Price, and, if requested by the Company, the amount of any required federal, state, local or foreign withholding taxes.

            No Warrant may be exercised after 5:00 p.m. New York City time on ______________ __, 2008 (the "Expiration Date").

            Reference is hereby made to the further provisions of the Warrant Agreement and of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, AMSCAN HOLDINGS, INC. has caused this Warrant Certificate to be duly executed.

                                       AMSCAN HOLDINGS, INC.


Dated:                                 By______________________________


Attest:


______________________________
         Secretary


            Void after ______________ __, 2008 or such earlier date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof.

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

                              AMSCAN HOLDINGS, INC.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of ______________ __, 1998 (the "Warrant Agreement") between the Company and a certain warrantholder who is a party thereto, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price at the time in effect, at the principal executive offices of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his valid assignee, transferee or distributee, if any, a new Warrant Certificate evidencing the number of Warrants not exercised.

            The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price, the number or kinds of shares purchasable upon exercise of a Warrant or the number of Warrants outstanding may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the Shares referred to on the face hereof. The Warrant Agreement provides that in such events, at the election of the Company, either (i) the number of Shares purchasable upon the exercise of each Warrant shall be adjusted or (ii) each outstanding Warrant shall be adjusted to become a different number of Warrants. In the case of (ii), the Company will cause to be distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment, or substitute Warrant Certificates to replace all outstanding Warrant Certificates. No fractional Warrant is required to be issued upon any such adjustment but the persons entitled to such fractional interest may be paid, as provided in the Warrant Agreement, an amount in cash equal to the current market value of such fractional Warrant, as determined in good faith by the board of directors of the Company.

            This Warrant Certificate and the Warrants evidenced hereby are personal to the Holder and, without prior written consent of the Company, shall not be assignable or otherwise transferable by the Holder otherwise than (i) by will or the laws of descent and distribution or by a distribution of the Warrants from the Warrantholder to the trust beneficiary of the Warrantholder,
(ii) pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and subject in any such case to the assignee, transferee or distributee agreeing in writing to be bound by and become a party to this Warrant Certificate and the Stockholders' Agreement as if such assignee, transferee or distributee was the Holder thereunder.

            The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice or knowledge to the contrary.

                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares and herewith tenders payment for such Shares to the order of Amscan Holdings, Inc. in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in its name. The address of the undersigned is____________________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Shares be registered in its name and that such Warrant Certificate be returned to the undersigned at the address set forth above:


Dated:                                 Signature:_____________________________
                                       (Signature must conform in all
                                       respects to name of holder as
                                       specified on the face of the Warrant
                                       Certificate.)


______________________________
(Insert Social Security or Taxpayer
Identification Number of Holder)


Signature Guaranteed:

______________________________




______________________________